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                                                                     EXHIBIT 3.5

                                     BYLAWS
                                       OF
                         AMERICAN MEDIA MARKETING, INC.

                                   ARTICLE I

     Section 1. Registered Office. The registered office of American Media Marketing, Inc., a Florida corporation (the "Corporation"), shall be located in the State of Florida.

     Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. Annual Meetings. All annual meetings of the shareholders of the Corporation for the election of directors and for such other business as may properly come before the meeting shall be held on such date and at such time as may be fixed, from time to time, by the Board of Directors, and at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

     Section 2. Business at Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 90 days prior to the meeting; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which the notice of the date of the annual meeting was mailed or the public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are owned of record and beneficially by the shareholder, and (d) any material interest of the shareholder in such business. No later than the 15th day following the date of receipt of a shareholder notice pursuant to this Section 2, the Chairman of the Board of Directors of the Corporation shall, if the facts warrant, determine and notify in writing the shareholder submitting such notice that such notice was not made in accordance with the time limits and/or other procedures prescribed by the Bylaws. If no such notification is mailed to such shareholder within such 15-day period, such shareholder notice containing a matter of business shall be deemed to have been made in accordance with the provisions of this Section 2. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section. Nothing in this Section shall
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be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to the applicable rules under the Exchange Act.

     Section 3. Special Meeting. (a) Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board or the President, and shall be called by the Chairman of the Board or Secretary upon the request of the holders of not less than 50% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote on each issue proposed to be considered at such meeting. Before a shareholder may request or demand that a special meeting of the shareholders be held for any purpose, the following procedure must be satisfied:

          (i) Each shareholder seeking to request or demand, or to have the shareholders request or demand, a special meeting shall first, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date, pursuant to Section 6 of Article II of these Bylaws, for the purpose of determining the shareholders entitled to request the special meeting. The Board of Directors shall promptly, but in all events within 15 days after the date upon which such a request is received, fix such a record date. Every request to fix a record date for determining the shareholders entitled to request a special meeting shall be in writing and shall set forth (i) a brief description of the business desired to be brought before a special meeting and the reasons for conducting such business at a special meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder making such request, (iii) the class and number of shares of the Corporation which are owned of record and beneficially by the shareholder, (iv) any material interest of the shareholder in the business and (v) shall bear the signature and date of signature of the shareholder.

          In the event of the delivery to the Corporation of any request(s) or demand(s) by shareholders with respect to a special meeting, and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a prompt ministerial review of the validity of the requests, demands and/or revocations.

          (ii) No request or demand with respect to calling a special meeting of shareholders shall constitute a valid and effective shareholder request or demand for a special meeting (i) unless (x) within 60 days of the record date established in accordance with paragraph (A) of this Section 3(a), written requests or demands signed by shareholders of record representing a sufficient number of shares as of such record date to request or demand a special meeting pursuant to this Section are delivered to the Secretary of the Corporation and (y) each request or demand is made in accordance with and contains the information required by paragraph (A) of this Section 3(a) and (ii) until such date as the independent inspectors engaged in accordance with this Section 3(a) certify to the Corporation that the requests or demands delivered to the Corporation in accordance with clause
     (i) of this paragraph (B) represent at least the minimum number of shares that would be necessary to request such a meeting pursuant to this Section.

          (iii) If the Corporation determines that a shareholder or shareholders have satisfied the notice, information and other requirements specified in this Section 3, then the Board of Directors shall adopt a resolution calling a special meeting of the shareholders and fixing a record date, pursuant to Section 6 of this Article II, for the purposes of determining the shareholders entitled to notice of and to vote at such special meeting. Notice of such special meeting shall be provided in accordance with Section 4 of this Article II, provided that such notice shall be given within 60 days (or such longer period as from time to time may be permitted by law) after the date the request(s) or demand(s) for such special meeting is
     (are) delivered to the Corporation in accordance with this Section.

     (b) Subject to the foregoing, special meetings of shareholders may be held at such time and date, and at such place, within or without the State of Florida, as shall be designated by the Board of Directors or the Chairman and set forth in the notice of meeting required pursuant to Section 4 of this Article. In fixing a meeting date for a special meeting of shareholders, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding the request, and any plan of the Board of Directors to call a special or annual meeting of shareholders for the
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conduct of related business, provided that such meeting date shall be within 120 days (or such longer period as may from time to time be permitted by law) after the date the request(s) or demand(s) for such special meeting is (are) delivered to the Corporation in accordance with this Section. Only business within the purpose or purposes described in the notice required pursuant to Section 4 of this Article may be conducted at a special meeting of shareholders.

     (c) Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section. Nothing contained in this Section shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any request or demand or revocation thereof, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

     Section 4. Notice. A written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at the meeting at the address as it appears on the stock transfer records of the Corporation, not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the Chairman, the Board of Directors, the President or the Secretary. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class. The notice so given shall state the date, time and place of the meeting and, in the case of a special shareholders' meeting, the purpose or purposes for which the meeting is called. If mailed, notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken. At such an adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given on the new record date as provided in this Article to each shareholder of record entitled to vote at such meeting.

     Section 5. Waiver of Notice. Shareholders may waive notice of any meeting before or after the date and time specified in the written notice of meeting. Any such waiver of notice must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the appropriate corporate records. Neither the business to be transacted at, nor the purpose of, any shareholders' meeting need be specified in any written waiver of notice. Attendance of a person at a shareholders' meeting shall constitute a waiver of notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

     Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at a shareholders' meeting, to demand a special meeting, or to take any other action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days nor, in the case of a shareholders' meeting, less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a shareholders' meeting, then the record date for such meeting shall be the close of business on the day before the first notice is delivered to shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 7. Quorum. A majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on that matter at a meeting of shareholders. If a quorum is not present or represented at a meeting of shareholders, the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn the meeting from time to time. Once a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the

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meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     Section 8. Voting. If a quorum is present, action on a matter, other than the election of directors, shall be approved if the votes cast by the shareholders represented at the meeting and entitled to vote on the subject matter favoring the action exceeds the votes cast opposing the action, unless a different number of affirmative votes or voting by classes is required by Florida law or by the Articles of Incorporation or these Bylaws. Directors shall be elected in accordance with Article III, Section 3, of these Bylaws. Each outstanding share shall be entitled to vote at a meeting of shareholders as provided under the Articles of Incorporation or any amendment thereof or under Florida law. An alphabetical list of shareholders entitled to notice of a shareholder's meeting shall be available for inspection by any shareholder for a period of 10 days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at a place as permitted by Section 607.0720 of the Florida Business Corporation Act.

     Section 9. Shareholder Actions. Any action required or permitted to be taken by the shareholders may be taken only at an annual or special meeting of shareholders.

     Section 10. Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. If an appointment form designates two or more persons to act as proxies, a majority of these persons present at the meeting, or if only one is present, that one, has all of the powers conferred by the instrument upon all the persons designated unless the instrument provides otherwise. No appointment shall be valid for more than 11 months after the date of its execution unless a longer period is expressly provided in the appointment form.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be residents of Florida or shareholders of the Corporation.

     Section 2. Compensation. Unless specifically authorized by a resolution of the Board of Directors, the directors shall serve in such capacity without compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payments shall preclude any director from serving in any other capacity and receiving compensation therefor.

     Section 3. Number, Election and Term. The number of directors which shall constitute the whole board shall be such number as is determined from time to time by resolutions of the Board of Directors, but not less than one. Any decrease in the number of directors shall not shorten the term of an incumbent director. [Non-classified Board: Directors shall be elected annually, at the annual meeting of shareholders of the Corporation, by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The terms of all directors expire at the next annual shareholders' meeting following their election and when their successors are elected and shall qualify, or upon their earlier resignation, removal from office or death.] [Classified Board: At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to replace those directors whose terms then expire, by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.] The Chairman of the Board of Directors shall preside at all meetings of directors and of shareholders.

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     Section 4. Nominating Committee.  Only persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No later than the 15th day following the date of receipt of a shareholder nomination submitted pursuant to this Section 4, the Chairman of the Board of Directors of the Corporation shall, if the facts warrant, determine and notify in writing the shareholder making such nomination that such nomination was not made in accordance with the time limits and/or other procedures prescribed by the Bylaws. If no such notification is mailed to such shareholder within such 15-day period, such nomination shall be deemed to have been made in accordance with the provisions of this Section 4. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4.

     Section 5. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next shareholders' meeting at which directors are elected.

     Section 6. Removal of Directors. The shareholders may remove one or more directors at any time, but only for cause and by the affirmative vote of the holders of 80% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote generally for the election of directors. A director may be removed for cause by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purposes, or one of the purposes, of the meeting is the removal of the director.

     Section 7. Quorum and Voting. A majority of the number of directors fixed by or in accordance with these Bylaws shall constitute a quorum for the transaction of business at any meeting of directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors.

     Section 8. Deemed Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or transacting specified business at the meeting, or (ii) the director votes against or abstains from the action taken.

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     Section 9. Committees.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which must have at least two members and, to the extent provided in the designating resolution, shall have and may exercise all the authority of the Board of Directors, except such authority as may be reserved to the Board of Directors under Florida law.

     Section 10. Meetings. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at any other place, within or without the State of Florida, designated by the person or persons entitled to give notice of or otherwise call the meeting. Meetings of the Board of Directors may be called by the Chairman of the Board, by the President or any two directors. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the directors who were present. Members of the Board of Directors (and any committee of the Board) may participate in a meeting of the Board (or any committee of the Board) by means of a telephone conference or similar communications equipment through which all persons participating may simultaneously hear each other during the meeting; participation by these means constitutes presence in person at the meeting.

     Section 11. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting, so long as the date, time and place of such meetings are fixed generally by the Board of Directors. Special meetings of the Board of Directors must be preceded by at least two days' written notice of the date, time and place of the meeting. The notice need not describe either the business to be transacted at or the purpose of the special meeting.

     Section 12. Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. The waiver of notice need not describe either the business to be transacted at or the purpose of the special meeting.

     Section 13. Director Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors (or a committee of the Board) may be taken without a meeting if the action is taken by the written consent of all members of the Board of Directors (or of the committee of the Board). The action must be evidenced by one or more written consents describing the action to be taken and signed by each director (or committee member), which consent(s) shall be filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Officers. The Corporation shall have a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary or desirable may be appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

     Section 2. Duties. The officers of the Corporation shall have the following duties:

          The President shall be the chief executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation subject to the direction of the Board of Directors. The President shall see to it that all orders and resolutions of the Board are carried into

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     effect. The President shall preside at all meetings of the shareholders and the Board of Directors, unless the Board of Directors shall have elected a Chairman other than the President.

          Each Vice President shall perform such duties as the Board of Directors may from time to time prescribe.

          The Secretary shall have custody of and shall maintain all of the corporate records (except the financial records), shall record the minutes of all meetings of the shareholders and the Board of Directors, shall authenticate records of the Corporation, shall send all notices of meetings and shall perform such other duties as are prescribed by the Board of Directors.

          The Treasurer shall have custody of all corporate funds, securities and financial records, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render an account of all his transactions as treasurer and of the financial condition of the Corporation at regular meetings of the Board or when the Board of Directors so requests. The Treasurer shall also perform such other duties as are prescribed by the Board of Directors.

          Each other officer and assistant officer, if any, shall be appointed by the Board of Directors and shall have such powers and shall perform such duties as shall be assigned by them by the Board of Directors.

     Section 3. Resignation of Officer. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later effective date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the Board of Directors provides that the successor officer does not take office until the future effective date.

     Section 4. Removal of Office. The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may be removed by the appointing officer.

     Section 5. Compensation. The compensation of officers shall be fixed from time to time at the discretion of the Board of Directors. The Corporation may enter into employment agreements with any officer of the Corporation.

                                   ARTICLE V

                               STOCK CERTIFICATES

     Section 1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until the consideration therefor has been fully paid.

     Section 2. Form. Certificates representing shares in this Corporation shall be signed by the President and the Secretary or any Assistant Secretary of the Corporation, or by any other two officers designated by the Board of Directors.

     Section 3. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Florida, shall not be bound to recognize any equitable or other claim to or interest in the shares.

     Section 4. Transfer of Shares. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation or the transfer agent of the share certificates duly endorsed by the holder

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of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

     Section 5. Lost, Stolen or Destroyed Certificates. If a shareholder claims that one or more of his certificates for shares issued by the Corporation have been lost, stolen or destroyed, a new certificate shall be issued upon delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

                                   ARTICLE VI

                                 DISTRIBUTIONS

     The Board of Directors may from time to time authorize and declare, and the Corporation may pay, distributions (including, but not limited to, dividends on, and redemptions and other acquisitions of shares of the Corporation's stock) on its outstanding shares in cash, property, or its own shares, provided any such distribution is in compliance with the applicable restrictions and other provisions of Florida law.

                                  ARTICLE VII

                    CORPORATE RECORDS; FINANCIAL INFORMATION

     Section 1. Corporate Records.

     (A) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

     (B) The Corporation or its agent shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

     (C) The Corporation shall keep a copy of: its Articles of Incorporation or restated Articles of Incorporation and all amendments to them currently in effect; its Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

     (D) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     Section 2. Financial Statements for Shareholders.

     (A) Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

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     (B) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President, the Treasurer or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

     (C) The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond the Corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

     Section 3. Other Reports to Shareholders.

     (A) If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     (B) If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next shareholders' meeting; provided, however, that the failure to provide such notice to the shareholders shall not affect the validity of any shares so issued or authorized to be issued.

                                  ARTICLE VIII

                                INDEMNIFICATION

     Indemnification of certain persons by the Corporation shall be as specified in or determined pursuant to the Articles of Incorporation of the Corporation as in effect from time to time.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 1. Corporate Seal. The corporate seal of the Corporation shall be circular in form and shall include the name and jurisdiction of incorporation of the Corporation.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each calendar year, unless otherwise fixed by resolution of the Board of Directors.

     Section 3. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the President, the Treasurer or such other officer(s) or agent(s) of the Corporation as shall be determined from time to time by resolution of the Board of Directors.

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                                   ARTICLE X

                                   AMENDMENT

     These bylaws may be altered, amended and/or repealed and new bylaws may be adopted by the Board of Directors. Shareholders may adopt, amend, repeal or alter the bylaws of the corporation, including bylaws adopted by the Board of Directors, without approval of the Board of Directors only if such adoption, amendment, repeal or alteration is approved by the affirmative vote of the holders of at least 80% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote on such matter, voting together as a single class.

     The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing bylaws were adopted by resolution of the Board of Directors during a duly called meeting of the Board of Directors held on August 13, 1997 and are effective as of May 14, 1997.

                                     ------------------------------------------,
                                      Secretary

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